                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                          13-2740599
-------------------------------------------        ----------
(State of incorporation or organization)        (I.R.S. Employer
                                                Identification No.)
            World Financial Center
            North Tower
            250 Vesey Street
            New York, New York                        10281
            ----------------------                 ----------
   (Address of principal executive offices)        (Zip Code)

If this form relates to the             If this form relates to the registration
registration of a class of securities   of a class of securities pursuant to
pursuant to Section 12(b) of the        Section 12(g) of the Exchange Act and is
Exchange Act and is effective pursuant  effective pursuant to General
to General Instruction A.(c), please    Instruction A.(d), please check the
check the following box. [X]            following box. [_]


Securities Act registration statement file number to which this form relates:
 333-59997
 ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered
-------------------                    ------------------------------

Nikkei 225 Market Index Target-        American Stock Exchange
Term Securities/SM/ due 2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
--------------------------------------------------------------------------------
                              (Title of class)

/SM/ "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.
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Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------

          The description of the general terms and provisions of the Nikkei 225 Market Index Target-Term Securities/SM/ ("MITTS(R)") due 2005 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated November 27, 1998, and the Prospectus dated July 30, 1998, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-59997 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated November 27, 1998, and Prospectus dated July 30, 1998, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)  Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.



------------------------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By:    /s/ Andrea L. Dulberg
                                  -------------------------------
                                         Andrea L. Dulberg
                                             Secretary

Date:  December 18, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                           MERRILL LYNCH & CO., INC.




                                    EXHIBITS
                                       TO
                       FORM 8-A DATED  DECEMBER 18, 1998

                                       4
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.                                                  Page No.
----------                                                   -------

99 (A)  Preliminary Prospectus Supplement dated
        November 27, 1998, and Prospectus dated
        July 30, 1998 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)  Form of Note.

99 (C)  Copy of Indenture between Merrill Lynch & Co.,
        Inc. and The Chase Manhattan Bank, formerly
        Chemical Bank (successor by merger to
        Manufacturers Hanover Trust Company),
        dated as of April 1, 1983, as amended and restated.*


-------------------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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